GEORGIA BANCSHARES, INC. AND SUBSIDIARY

Exhibit 32          Section 1350 Certifications

GEORGIA BANCSHARES, INC. AND SUBSIDIARY

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Georgia Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ira P. Shepherd, III Ira P. Shepherd, III Chief Executive Officer May 13, 2004

/s/ C. Lynn Gable C. Lynn Gable Chief Financial Officer May 13, 2004